UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2006
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26632 Towne Centre Drive, Suite 320
Foothill Ranch, CA 92610
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 649-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) Resignation of Director. Effective May 22, 2006, Kurt Wehberg, M.D. resigned as a director of Cardiogenesis Corporation (the “Company”).
     (c) Appointment of Chief Financial Officer. Effective May 22, 2006, the Board of Directors of the Company appointed William R. Abbott as Chief Financial Officer, Senior Vice President, Secretary and Treasurer of the Company. From 2001 to 2005, Mr. Abbott, age 49, served as Vice President of Finance and Treasurer of Irvine, California based Newport Corporation, a Nasdaq listed supplier of advanced technology capital equipment and related products and systems. From 1999 to 2001, Abbott served as Vice President and Corporate Controller, and from 1997 to 1999 he was Corporate Controller of Newport Corporation. Throughout his eight years of tenure at Newport Corporation, he was involved in all aspects of banking, risk management, global tax planning, acquisition activity, internal controls, and investor relations. From 1993 to 1997, Mr. Abbott served as Vice President and Corporate Controller of Buena Park, California based Amcor Sunclipse North America, a manufacturer and distributor of industrial packaging materials. From 1991 to 1992, Mr. Abbott served as Director of Financial Planning for the Western Division of Atlanta based Coca-Cola Enterprises, Inc. From 1988 to 1991, Mr. Abbott was Controller of McKesson Water Products Company (Sparkletts), a processor and distributor of pure drinking water throughout the United States. Prior to that, Mr. Abbott spent six years in management positions in the PepsiCo organization and began his career with PricewaterhouseCoopers, LLP. Mr. Abbott received a bachelor’s degree in accounting from Fairfield University and an M.B.A. from Pepperdine University.
          Mr. Abbott will receive an annual salary of $200,000 plus a discretionary bonus of up to $100,000 per year. In addition, Mr. Abbott received an initial option to purchase 100,000 shares of common stock under the Company’s equity incentive plan. Mr. Abbott will be eligible to participate in insurance and other benefit plans maintained for employees and/or executives of the Company.
          Appointment of Interim Chief Operating Officer. Effective May 22, 2006, the Board of Directors of the Company appointed Joseph R. Kletzel II, a director of the Company, as interim Chief Operating Officer. Mr. Kletzel, age 56, became a member of the Board in September 2001 and previously served in the role of Senior Vice President of Operations from July 2005 to November 2005. From July 2004 until July 2005 Mr. Kletzel served as Senior Vice President, General Manager of the Pacific Division of the Company. From 1998 to 2002, Mr. Kletzel served as Chief Operating Officer for Advanced Tissue Sciences in La Jolla, California, where he was responsible for the daily operations, as well as all aspects of product & clinical research and development, the management of strategic alliances, regulatory and information technology functions. Mr. Kletzel’s previous positions include President of the Research Division of Fisher Scientific International in Pittsburgh, Pennsylvania from 1996-1998 and President and COO of Devon Industries in Chatsworth, California from 1992-1996. He received his BS in Biology at Villanova University and is a retired Captain from the U.S. Marine Corps.

          During the term of his service as interim Chief Operating Officer, Mr. Kletzel will receive a base salary of $5,000 per week and will be eligible to participate in insurance and other benefit plans maintained for employees and/or executives of the Company.
Item 5.03 Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year
          On May 22, 2006, the Board of Directors of the Company amended the Bylaws of the Company to set the authorized number of directors from six to five. Such amendment was made to eliminate the vacancy in the Board of Directors created by the resignation of Dr. Wehberg.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: May 25, 2006	By:	/s/ William Abbott
William Abbott, Chief Financial Officer

By:	/s/ Joseph Kletzel
Joseph Kletzel, interim Chief Operating Officer